Exhibit 99.1

[LOGO]	Fourth Quarter 2009
Earnings Release
and Supplemental Information

[PHOTOGRAPH OF ACC5 Data Center Ashburn, VA]

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 478-2330

Fourth Quarter 2009 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2010 Guidance	15

[LOGO]	Du Pont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding its business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

[LOGO]

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS 2009 RESULTS

Revenues Up 15.3% Year Over Year

Provides Outlook for 2010 Performance

WASHINGTON, DC, — February 10, 2010 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter and year ended December 31, 2009. All per share results are reported on a fully diluted basis.

Highlights

•	Executed four new leases totaling 6.32 megawatts (“MW”) in the fourth quarter, representing approximately $165 million of total contract value over the respective lease terms.

•	Renewed one lease totaling 5.69 MW in the fourth quarter.

•	CH1 Phase I is 48% leased, ACC5 Phase I is 84% leased and ACC5 Phase II is 50% pre-leased.

•

Obtained $700 million of new financing and paid off $504 million of existing debt, eliminating all maturities until the fourth quarter of 2012, assuming the company’s election of its one year extension of a secured loan.

•	Obtained corporate and bond ratings of Ba2/stable from Moody’s Investor Service and BB-/stable from Standard & Poor’s.

•	Restarted development on Phase I of NJ1 and commenced development on Phase II of ACC5.

•	Revenues increased 10.8% in the fourth quarter as compared to the prior year quarter.

Hossein Fateh, President and Chief Executive Officer of the company, said, “Over the course of the year, we substantially strengthened our balance sheet. This included $700 million of new financing obtained in the fourth quarter which included, for the first time, capital from the unsecured bond market. In 2009, we also executed 15 leases representing 37.17 megawatts of critical load, 208,250 raised square feet of space and over $800 million of contract value to the company. Our principal focus for 2010 is to maximize portfolio leasing and we are optimistic regarding our expectations.”

Fourth Quarter 2009 Results

For the quarter ended December 31, 2009, the company reported a loss of $0.16 per share compared to earnings of $0.10 per share for the fourth quarter of 2008. The difference is primarily due to:

•	A previously announced interest rate swap termination charge of $13.7 million, or $0.20 per share, and

•	The write-off of unamortized deferred financing costs of $2.8 million, or $0.04 per share.

Revenues increased 10.8%, or $5.1 million, to $52.7 million for the fourth quarter of 2009 over the fourth quarter of 2008.

FFO for the quarter ended December 31, 2009 was $0.05 per share compared to $0.30 per share for the quarter ended December 31, 2008. Excluding the aforementioned one-time charges, FFO was $0.29 per share for the fourth quarter of 2009 and at the high end of the company’s guidance range provided on November 3, 2009.

Year Ended December 31, 2009

For the year ended December 31, 2009, the company reported earnings of $0.04 per share compared to $0.54 per share for the year ended December 31, 2008. Revenues increased 15.3%, or $26.6 million, to $200.3 million for the year ended December 31, 2009 versus the prior year.

FFO for the year ended December 31, 2009 was $0.88 per share compared to $1.30 per share for 2008. The $0.42 per share decrease from 2008 is primarily due to the $0.24 per share write-offs previously noted and $0.18 per share of higher interest expense related to higher debt balances and lower capitalized interest, partially offset by higher operating income. FFO was $1.12 per share for 2009 excluding the one-time charges in the fourth quarter as noted.

Portfolio Update

During the fourth quarter of 2009, the company executed four new leases totaling 6.32 MW of critical load and 42,300 raised square feet with an average lease term of 10.9 years. These leases represent approximately $165 million of contract value to the company.

•	Three leases were signed at ACC5 Phase I in Ashburn, Virginia comprising 4.37 MW of critical load and 20,900 raised square feet.

•	One lease was signed at VA3 in Reston, Virginia comprising 1.95 MW of critical load and 21,400 raised square feet. This is a new lease of space that was vacated at the end of 2009.

Also, during the fourth quarter of 2009, the company renewed a lease at VA3 that was scheduled to expire in 2010. This renewal represents 5.69 MW of critical load and 66,661 raised square feet. The Company has no lease expirations until the end of the first quarter in 2011. In addition, the company exercised its option to move a tenant with a lease for 2.28 MW in Phase I of ACC5 to Phase II of ACC5.

As of the date of this press release, the company’s stabilized operating portfolio’s critical load is 100% leased. CH1 Phase I and ACC5 Phase I, both currently in lease-up, are 48% and 84% leased, respectively. ACC5 Phase II, a new development yet to be completed, is 50% pre-leased.

Capital Markets Update

In the fourth quarter of 2009 and as previously announced, the company sold $550 million of 8.5% unsecured senior notes due December 2017 and completed a $150 million secured mortgage loan due December 2014. The company used $504 million of the proceeds from these financings to retire various secured mortgages and pay down a portion of another secured mortgage. Accordingly, the company has no debt maturities until the fourth quarter of 2012, assuming the company’s election of the extension option on its ACC4 term loan. The company’s debt to total market capitalization ratio was 43% as of December 31, 2009.

Development Update

After the financing activity in the fourth quarter of 2009, the company believes it has sufficient funds to complete both Phase I of NJ1 in Piscataway, New Jersey and Phase II of ACC5 in Ashburn, Virginia. Both of these projects were placed into development in December 2009 and the company expects each to be completed in the fourth quarter of 2010.

Dividend

The company declared and paid 2009 cash dividends of $0.08 per share in the fourth quarter of 2009. This dividend is 100% taxable with no capital gains or return of capital. The company anticipates paying quarterly cash dividends of $0.08 per share in 2010.

2010 Guidance

The company has established an FFO guidance range of $0.28 to $0.31 per share for the first quarter of 2010. The primary differences between the company’s fourth quarter FFO and the midpoint of the first quarter 2010 FFO guidance are:

•	Interest rate swap termination charge of $0.20 per share in the fourth quarter of 2009.

•	Write-off of unamortized deferred financing costs of $0.04 per share in the fourth quarter of 2009.

•	Operating income increase of $0.04 per share due to increased revenue.

•	Higher interest expense of $0.04 per share due to increased debt levels and higher interest rates partially offset by increased interest capitalization on development.

The company has established an FFO guidance range of $1.25 to $1.45 for the full year 2010. The primary differences between the company’s 2009 FFO and the midpoint of the 2010 FFO guidance are:

•	Interest rate swap termination charge of $0.20 per share in 2009.

•	Write-off of unamortized deferred financing costs of $0.06 per share in 2009.

•	Operating income increase of $0.55 per share due to increased revenues.

•	Higher interest expense of $0.34 per share due to increased debt levels and higher interest rates partially offset by increased interest capitalization on development.

The assumptions underlying this guidance can be found on page 15 of this press release.

Fourth Quarter 2009 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Thursday, February 11, 2010 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-888-267-6301 (domestic) or 1-719-325-2392 (international). A replay will be available for seven days by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) using conference ID 3722964. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

First Quarter 2010 Conference Call

DuPont Fabros Technology, Inc. expects to announce first quarter 2010 results on Tuesday, May 4, 2010 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, May 5, 2010.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2010 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms, the risk that the company is unable to satisfy the conditions required to exercise the extension option for the term loan secured by its ACC4 data center, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will be unable to acquire additional properties on favorable terms or at all, the risk that the company will not declare and pay dividends as anticipated for 2010 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the quarter ended September 30, 2009, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues:
Base rent	$32,936	$26,211	$116,829	$104,032
Recoveries from tenants	17,954	16,959	69,014	58,802
Other revenues	1,786	4,360	14,439	10,830

Total revenues	52,676	47,530	200,282	173,664

Expenses:
Property operating costs	16,412	15,020	62,911	50,918
Real estate taxes and insurance	1,657	1,091	5,291	3,986
Depreciation and amortization	15,150	13,587	56,701	50,703
General and administrative	3,216	2,675	13,358	10,568
Other expenses	1,310	3,669	11,485	9,003

Total expenses	37,745	36,042	149,746	125,178

Operating income	14,931	11,488	50,536	48,486
Interest income	31	161	381	308
Interest:
Expense incurred	(8,361)	(4,327)	(25,462)	(10,852)
Amortization of deferred financing costs	(4,321)	(726)	(8,854)	(1,782)
Loss on discontinuance of cash flow hedge	(13,715)	—	(13,715)	—

Net (loss) income	(11,435)	6,596	2,886	36,160
Net loss (income) attributable to redeemable noncontrolling interests – operating partnership	4,620	(3,143)	(1,133)	(17,078)

Net (loss) income attributable to controlling interests	$(6,815)	$3,453	$1,753	$19,082

Earnings per share – basic:
Net (loss) income attributable to controlling interests per common share	$(0.16)	$0.10	$0.04	$0.54

Weighted average common shares outstanding	41,514,002	35,441,987	39,938,225	35,428,521

Earnings per share – diluted:
Net (loss) income attributable to controlling interests per common share	$(0.16)	$0.10	$0.04	$0.54

Weighted average common shares outstanding	41,514,002	35,441,987	40,636,035	35,428,521

Dividends declared per common share	$0.08	$—	$0.08	$0.5625

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(in thousands except per share data)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net (loss) income	$(11,435)	$6,596	$2,886	$36,160
Depreciation and amortization	15,150	13,587	56,701	50,703
Less: Non real estate depreciation and amortization	(141)	(93)	(496)	(267)

FFO	$3,574	$20,090	$59,091	$86,596
Straight-line revenues	(6,808)	(4,323)	(18,312)	(26,441)
Amortization of lease contracts above and below market value	(1,648)	(1,744)	(6,881)	(6,978)
Loss on discontinuance of cash flow hedge	13,715	—	13,715	—
Loss on early extinguishment of debt	2,825	—	3,872	—
Compensation paid with Company common shares	513	89	1,944	963

AFFO	$12,171	$14,112	$53,429	$54,140

FFO per share - diluted	$0.05	$0.30	$0.88	$1.30

FFO per share before loss on discontinuance of cash flow hedge and loss on early extinguishment of debt - diluted	$0.29	$0.30	$1.12	$1.30

AFFO per share - diluted	$0.18	$0.21	$0.79	$0.81

Weighted average common shares and OP units outstanding - diluted	67,937,872	66,604,258	67,350,581	66,590,792

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFO before loss on discontinuance of cash flow hedge and loss on early extinguishment of debt adjusts FFO with respect to two one-time charges taken in the fourth quarter 2009 related to the retirement of three term loans and a line of credit using a portion of the proceeds from the Company’s fourth quarter debt financings.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2009	December 31, 2008
ASSETS
Income producing property:
Land	$44,001	$39,617
Buildings and improvements	1,438,598	1,277,230

	1,482,599	1,316,847
Less: accumulated depreciation	(115,225)	(63,669)

Net income producing property	1,367,374	1,253,178
Construction in progress and land held for development	330,170	447,881

Net real estate	1,697,544	1,701,059
Cash and cash equivalents	38,279	53,512
Marketable securities held to maturity	138,978	—
Restricted cash	10,222	134
Rents and other receivables	2,550	1,078
Deferred rent	57,364	39,052
Lease contracts above market value, net	16,349	19,213
Deferred costs, net	52,208	42,917
Prepaid expenses and other assets	9,551	7,798

Total assets	$2,023,045	$1,864,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$348,500	$433,395
Unsecured notes payable	550,000	—
Line of credit	—	233,424
Accounts payable and accrued liabilities	19,811	13,257
Construction costs payable	6,229	82,241
Lease contracts below market value, net	28,689	38,434
Prepaid rents and other liabilities	15,564	27,075

Total liabilities	968,793	827,826
Redeemable noncontrolling interests – operating partnership	448,811	484,768
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2009 and December 31, 2008	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 42,373,340 shares issued and outstanding at December 31, 2009 and 35,495,257 shares issued and outstanding at December 31, 2008	42	35
Additional paid in capital	683,870	641,819
Accumulated deficit	(78,471)	(80,224)
Accumulated other comprehensive loss	—	(9,461)

Total stockholders’ equity	605,441	552,169

Total liabilities and stockholders’ equity	$2,023,045	$1,864,763

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2009	2008
Cash flow from operating activities
Net income	$2,886	$36,160
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	56,701	50,703
Straight line rent	(18,312)	(26,441)
Loss on discontinuance of cash flow hedge	13,715	—
Amortization of deferred financing costs	4,982	1,782
Write-off of deferred financing costs	3,872	—
Amortization of lease contracts above and below market value	(6,881)	(6,978)
Compensation paid with Company common shares	1,944	963
Changes in operating assets and liabilities
Restricted cash	(88)	(15)
Rents and other receivables	(1,472)	226
Deferred costs	(2,866)	(790)
Prepaid expenses and other assets	(1,373)	(2,809)
Accounts payable and accrued liabilities	6,553	1,864
Prepaid rents and other liabilities	6,237	4,611

Net cash provided by operating activities	65,898	59,276

Cash flow from investing activities
Investments in real estate – development	(113,918)	(317,299)
Purchases of marketable securities held to maturity	(138,978)	—
Interest capitalized for real estate under development	(5,691)	(13,150)
Improvements to real estate	(3,384)	(3,701)
Additions to non-real estate property	(404)	(642)

Net cash used in investing activities	(262,375)	(334,792)

Cash flow from financing activities
Line of credit:
Proceeds	—	233,700
Repayments	(233,424)	(276)
Unsecured notes payable:
Proceeds	550,000	—
Mortgage notes payable:
Proceeds	331,726	136,676
Lump sum payoffs	(365,121)	—
Repayments	(51,500)	—
Escrowed proceeds	(10,000)	—
Offering costs	—	(87)
Payments of financing costs	(21,310)	(4,776)
Payment for termination of cash flow hedge	(13,715)	—
Dividends and distributions:
Common shares	(3,389)	(25,273)
Noncontrolling interests – operating partnership	(2,023)	(22,446)

Net cash provided by financing activities	181,244	317,518

Net (decrease) increase in cash and cash equivalents	(15,233)	42,002
Cash and cash equivalents, beginning	53,512	11,510

Cash and cash equivalents, ending	$38,279	$53,512

Supplemental information:
Cash paid for interest, net of amounts capitalized	$23,732	$10,195

Deferred financing costs capitalized for real estate under development	$1,330	$2,298

Construction costs payable capitalized to real estate	$6,229	$82,241

Redemptions of OP units for common shares	$96,700	$—

Adjustments to redeemable non-controlling interests	$58,105	$—

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of December 31, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)

Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.0	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%
VA3	Reston, VA	2003	256,000	145,000	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%

Subtotal - stabilized			1,067,000	540,000	82.4	100%

Completed not Stabilized

ACC5 Phase I	Ashburn, VA	2009	181,000	86,000	18.2	84%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	121,000	18.2	48%

Total Operating Properties			1,533,000	747,000	118.8

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $141 million of base rent for the next twelve months on a straight-line basis for leases executed and/or amended as of December 31, 2009 over the non-cancellable terms of the respective leases and excludes approximately $3 million net amortization increase in revenue of above and below market leases. Base rent for the next 12 months on a cash basis as of December 31, 2009 is $114 million assuming no additional leasing or changes to existing leases.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of December 31, 2009

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten calendar years beginning with 2010. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent

2010	—	—	—	—	—	—
2011	2	20	2.9%	2,438	2.3%	1.8%
2012	2	82	12.1%	7,340	6.9%	6.3%
2013	3	45	6.7%	4,630	4.4%	3.2%
2014	8	58	8.7%	8,700	8.2%	8.5%
2015	2	68	10.1%	12,000	11.3%	9.8%
2016	2	55	8.1%	8,100	7.6%	8.6%
2017	5	71	10.5%	12,324	11.6%	12.5%
2018	4	75	11.2%	15,113	14.2%	15.1%
2019	9	119	17.7%	21,500	20.2%	19.0%
After 2019	5	81	12.0%	14,277	13.3%	15.2%

Total	42	674	100%	106,422	100%	100%

(1)	The operating properties have 22 tenants with 42 different lease expiration dates. Top three tenants represent 66% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of December 31, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased

Current Development Projects

ACC5 Phase II	Ashburn, VA	181,000	86,000	18.2	$140,000 - $150,000	$60,479	50%
NJ1 Phase I	Piscataway, NJ	181,000	86,000	18.2	$200,000 - $215,000	133,579	0%

		362,000	172,000	36.4	$340,000 - $365,000	194,058

Future Development Projects/Phases

CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	*
NJ1 Phase II	Piscataway, NJ	181,000	86,000	18.2	*
SC1 Phase I	Santa Clara, CA	181,000	86,000	18.2	*
SC1 Phase II	Santa Clara, CA	181,000	86,000	18.2	*

		743,000	348,000	72.8		118,811

Land Held for Development

ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	*

		640,000	376,000	78.0		17,301

Total		1,745,000	896,000	187.2		$330,170

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of December 31, 2009.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of December 31, 2009

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$348,500	38.8%	4.6%	3.2
Unsecured	550,000	61.2%	8.5%	7.3

Total	$898,500	100.0%	7.0%	5.7

Fixed Rate Debt:
Unsecured Notes	$550,000	61.2%	8.5%	7.3

Fixed Rate Debt	550,000	61.2%	8.5%	7.3

Floating Rate Debt:
ACC4 Term Loan	198,500	22.1%	3.8%	1.8
ACC5 Term Loan	150,000	16.7%	5.8%	4.9

Floating Rate Debt	348,500	38.8%	4.6%	3.2

Total	$898,500	100.0%	7.0%	5.7

Note: The Company capitalized interest of $0.8 million and $7.0 million during the three and twelve months ended December 31, 2009, respectively.

(1)	Rate as of December 31, 2009.

Debt Maturity Schedule as of December 31, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$2,000	(2)	$2,000	0.2%	3.8%
2011	—		199,100	(2)(3)	199,100	22.2%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.2%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$348,500		$898,500	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date one year to October 24, 2012 exercisable by the Company upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of December 31, 2009.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

12/31/09
Interest Coverage ratio (not less than 2.0)	2.2

Total Debt to Gross Asset Value (not to exceed 60%)	42.3%

Secured Debt to Total Assets (not to exceed 40%)	16.4%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	184.3%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of December 31, 2009

(in thousands except per share data)

Mortgage notes payable			$348,500
Unsecured Notes			550,000

Total Debt			898,500	42.6%

Common Shares	63%	42,373
Operating Partnership (“OP”) Units	37%	24,948

Total Shares and OP Units	100%	67,321
Common Share Price at December 31, 2009		$17.99

Total Equity			1,211,105	57.4%

Total Market Capitalization			2,109,605	100.00%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q4 2009	Q4 2008	YTD 2009	YTD 2008
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	41,514,002	35,441,987	39,938,225	35,428,521
Shares issued from assumed conversion of
- Restricted Shares	—	—	268,316	—
- Stock options	—	—	429,494	—

Total Common Shares - diluted	41,514,002	35,441,987	40,636,035	35,428,521

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	41,514,002	35,441,987	39,938,225	35,428,521
OP Units – basic	25,166,370	31,162,271	26,714,546	31,162,271

Total Common Shares and OP Units	66,680,372	66,604,258	66,652,771	66,590,792
Share issued from assumed conversion of
- Restricted Shares	463,802	—	268,316	—
- Stock options	793,698	—	429,494	—

Total Common Shares and OP Units - diluted	67,937,872	66,604,258	67,350,581	66,590,792

Period Ending Amounts Outstanding:

Common Shares	42,373,340
OP Units	24,947,830

Total Common Shares and OP Units	67,321,170

DUPONT FABROS TECHNOLOGY, INC.

2010 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q1 2010 per share	Expected 2010 per share
Earnings per share and unit – diluted	$0.06 to $0.09	$0.32 to $0.50
Depreciation and amortization, net	0.22	0.93 to 0.95

FFO per share and unit – diluted (1)	$0.28 to $0.31	$1.25 to $1.45

2010 Capital Assumptions

Weighted average debt outstanding	$898.0 million
Weighted average interest rate	7.2%

Total interest costs	$64.7 million
Total amortization of deferred financing costs	$5.5 million
Interest expense capitalized	$(13.5) to $(17.5) million
Deferred financing costs amortization capitalized	$(1.0) to $(1.5) million

Total interest expense after capitalization	$51.2 to $55.7 million

Note: Guidance assumes no new debt or equity issued from the date of this release.

2010 Other Guidance Assumptions

Total revenues	$240 to $260 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$30 to $40 million
Below market lease amortization, net of above market lease amortization	$3 million
General and administrative expense	$13 to $15 million
Improvements to real estate excluding development	$3 to $5 million
Estimated required REIT dividend distribution payout	$0.30 to $0.35 per share
Weighted average common shares and OP units - diluted	68.5 million

(1)

Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.